EXHIBIT 99.1

First Cash Reports Second Quarter Net Income Increase of 37%

Same-Store Sales Increase 11%; YTD New Store Openings Total 43

ARLINGTON, Texas, July 17, 2007 (PRIME NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) today announced record-setting revenue, net income and earnings per share for the three months ended June 30, 2007. This marked First Cash's 26th consecutive quarter of double-digit growth in earnings per share.

Earnings

 -- Diluted earnings per share for the second quarter of 2007 were
    $0.27, a 35% increase compared to diluted earnings per share of
    $0.20 in the second quarter of 2006.

 -- For the six months ended June 30, 2007, diluted earnings per share were $0.58, an increase of 35% over earnings per share of $0.43 for the same six-month period in 2006.

 -- Diluted earnings per share for the trailing twelve months ended
    June 30, 2007 were $1.12, an increase of 32% over $0.85 for the trailing twelve months ended June 30, 2006.

 -- Net income for the second quarter of 2007 was $8.9 million, a 37%
    increase over second quarter 2006 net income of $6.5 million.
    Year-to-date net income was $19.2 million, compared to $14.1 million for the first six months of 2006, which represents an increase of 36%.

Revenues

 -- Consolidated revenue for the second quarter of 2007 increased by
    64%, totaling $93 million compared to $56 million in the
    comparative 2006 period.  Year-to-date revenue was $183 million, up from $112 million for the comparative prior-year period, which represents a 63% increase.

 -- Same-store revenue increased 11% in the Company's pawn and short-term loan stores for the second quarter of 2007 over the comparable prior-year period, while year-to-date same-store revenue increased 10%.

 -- Retail sales in the Company's pawn stores grew by 25% for the quarter, much of which was attributable to operations in Mexico, where maturing stores reflected an increased mix of higher-margin retail sales versus scrap jewelry sales.  In addition, pawn service charge revenue increased by 23% for the quarter compared to the prior-year period.

 -- Short-term loan service charge revenue in the second quarter increased by 20% over the prior year period, as a result of both same-store revenue growth and new store openings.

 -- The Company recorded quarterly revenue of $26 million from Auto
    Master, a buy-here/pay-here automotive retailer acquired in August
    2006.  Of this total, $9 million was generated by the four new dealerships opened since November 2006.  Auto Master's unaudited pre-acquisition revenue totaled $14 million for the second quarter of 2006.

New Locations

 -- A total of 20 new retail locations were opened during the second quarter of 2007, reflecting a combination of short-term loan and pawn stores. The Company has opened 43 stores year-to-date.

 -- The Company operated 448 locations as of June 30, 2007, a 21%
    increase over the 370 units open at June 30, 2006.  In addition, the Company operates 39 short-term loan kiosks through a joint venture.

Operating Metrics

 -- The Company's return on stockholders' equity increased to 19% for the trailing twelve months ended June 30, 2007, compared to 17% for the comparable prior-year period.

 -- Domestic pawn balances totaled $22.6 million at June 30, 2007, an increase of 14% over the prior year, while pawn balances in Mexico totaled $15.3 million, an increase of 42% over the prior year.
    Total short-term loans, including third-party credit services loans outstanding, totaled $19.1 million at June 30, 2007, an increase of
    21% compared to the prior year.

 -- The gross margin on retail pawn merchandise sales for the second quarter of 2007 was 44%, compared to 45% recorded in the prior year, while the year-to-date margins of 44% were constant compared to 2006.  The quarter and year-to-date gross margins on wholesale scrap jewelry sales were 34%, compared to the prior-year margins of
    33%.

 -- Inventory turns in the pawn stores remained constant with prior-
    year results at 3.2 times per year.  The number of automobiles sold in the second quarter totaled 2,400 units; the automobile inventory turned at a rate of 7.8 times per year.

 -- The short-term loan credit loss provision for the second quarter was 28% of fees, compared to 25% for the 2006 second quarter, which period benefited from the sale of a portfolio of charged-off bad debts that yielded proceeds of $349,000.  The Company did not sell any bad debts during the current quarter.  The Company considers the 2007 credit loss provision to be within the range of normal seasonal expectations.

 -- Gross margins on retail automotive sales of Auto Master were 58%
    during the second quarter of 2007, while the margin net of the credit loss provision was 26%.  The second quarter credit loss provision of 31% of retail sales reflects the effect of higher loss provision accruals for the four new dealerships opened since
    November 2006.  As a result of the increasing mix of new dealership sales, the Company continues to expect the credit loss provision to remain at or above 30% for the second half of the year.

Financial Position & Liquidity

 -- Earnings before interest, taxes, depreciation and amortization
    (EBITDA) for the trailing twelve months ended June 30, 2007 totaled
    $69 million, an increase of 37% over the comparative prior-year period.  The EBITDA margin for the trailing twelve months ended
    June 30, 2007 was 20%.  A detailed reconciliation of this non-GAAP financial measure to net income is provided elsewhere in this release.

 -- At June 30, 2007, interest-bearing debt was $31 million, compared to $41 million at September 30, 2006, the quarter-end immediately following the acquisition of Auto Master.  The Company expects to retire all or a significant portion of the $23 million debt that remains outstanding under its $50 million line of credit by the end of the current year.

 -- The ratio of total assets to total liabilities at June 30, 2007 was 5 to 1; the current ratio was 7 to 1.

2007 Outlook

 -- The Company is maintaining its current earnings per share guidance for 2007 at an estimated range of $1.25 to $1.30 per share.  This represents an increase of 29% to 34% over 2006 diluted earnings per share.

 -- For fiscal 2007, the Company continues to project the opening of
    75 to 80 pawn and short-term loan locations and 3 to 5 new Auto
    Master dealerships.  In total, the Company projects 78 to 85 combined new unit openings for 2007, an increase of 19% to 21%
    over the fiscal 2006 count.

Commentary & Analysis

Rick Wessel, Chief Executive Officer, commented on the second quarter results, "We again achieved record-breaking growth and profitability performance this quarter as the Company realized strong results from each of its key revenue categories and geographic regions. These results further validate our long-term growth strategy for expanding our product offerings into high-potential markets in both the U.S. and Mexico, as well as our recent decision to further diversify our product portfolio with the acquisition of Auto Master."

Top line revenue growth at 64% over the prior-year quarter was especially strong. Pawn revenue grew by 29% in Mexico and 9% in the U.S., while U.S. short-term loan revenue grew by 20%. In addition, Auto Master provided a significant contribution through strong unit sales at both its mature dealerships and four new dealerships. The Company also realized significant growth in operating profits from each revenue category, as credit provisions for both the short-term loan product and automotive receivables were within the Company's internal forecast range.

With a total of 43 new stores opened to date, the Company's store opening forecast for 2007 remains on target. According to Mr. Wessel, "Our growth strategy is driven by disciplined store openings in the U.S. and Mexican markets, focused on areas where there is strong demand for consumer finance products and attractive retail sites. We expect same-store revenue growth to remain significant for the foreseeable future due to the large number of newer stores in our development pipeline." As of June 30, over 40% of the Company's stores are less than three years old.

Mr. Wessel also noted, "The financial position and cash flow metrics of First Cash remain impressive. This allows us tremendous flexibility for funding our current aggressive internal growth strategy, while providing funds for potential future accretive investment opportunities as they arise."

In summarizing the Company's prospects for 2007 and beyond, Mr. Wessel stated, "The management of First Cash is extremely excited about the operating results for the current quarter and for our prospects in the future. We have a proven track record for consistently achieving strong operating results, adhering to a consistent strategic vision, and a commitment to building long-term shareholder value."

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, expansion strategies, store and dealership openings, future liquidity, cash flows, credit loss provisions, debt repayments, consumer demand for the Company's products and services, competition, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, changes in credit markets, credit losses, changes or increases in competition, the ability to locate, open and staff new stores and dealerships, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term loan/payday advance businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used-vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are further and more completely described in the Company's 2006 Annual Report on Form 10-K (see "Item 1A. Risk Factors") and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores make small loans secured by pledged personal property, retail a wide variety of jewelry, electronics, tools and other merchandise, and in many locations, provide short-term loans and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, check-cashing, credit services and other financial services products. First Cash also operates automobile dealerships focused on the "buy-here/pay-here" segment of the used-vehicle retail market. In total, the Company owns and operates over 448 stores and buy-here/pay-here dealerships in thirteen U.S. states and ten states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 39 check-cashing and financial services kiosks located inside convenience stores.

First Cash has been recognized for five consecutive years by Forbes magazine as one of its "200 Best Small Companies." This annual ranking is based on a combination of profitability and growth performance measures over the most current one and five-year periods. In addition, First Cash is a component company in both the Standard & Poors SmallCap 600 Index(r) and the Russell 2000 Index(r).

First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

The First Cash Financial Services, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3365

                 FIRST CASH FINANCIAL SERVICES, INC.

                        STORE COUNT ACTIVITY

 The following tables detail store openings and closings for the three months and six months ended June 30, 2007:

                                Short-Term
                                  Loan/       Buy-Here/
                                  Check-      Pay-Here
                       Pawn      Cashing     Automotive        Total
                      Stores      Stores     Dealerships     Locations
                      ------    ---------    -----------     ---------
 Three Months Ended
   June 30, 2007
 ------------------
 Total locations,
   beginning of period   261          156             12           429
 New locations opened      7           13             --            20
 Locations closed
   or consolidated        (1)          --             --            (1)
                         ---          ---            ---           ---
 Total locations,
   end of period         267          169             12           448
                         ===          ===            ===           ===

 Six Months Ended
   June 30, 2007
 ----------------
 Total locations,
   beginning of period   251          146             10           407
 New locations opened     18           23              2            43
 Locations closed
   or consolidated        (2)          --             --            (2)
                         ---          ---            ---           ---
 Total locations,
   end of period         267          169             12           448
                        ====          ===            ===           ===

 For the three months and six months ended June 30, 2007, the Company's
 50% owned joint venture, Cash & Go, Ltd., operated a total of 39 kiosks located inside convenience stores in the state of Texas, which are not included in the above charts.  During the six months ending
 June 30, 2007, the Company closed one Cash & Go, Ltd. kiosk.

 In addition to the store closings listed above, the Company is closing two short-term loan locations in Oregon in July 2007 as
 a result of new state-wide regulatory restrictions.  The costs associated with these two store closings were accrued in the quarter ended June 30, 2007.  The Company will have five remaining locations in Oregon.

                 FIRST CASH FINANCIAL SERVICES, INC.

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             Three Months Ended     Six Months Ended
                                  June 30,              June 30,
                          --------------------------------------------
                              2007      2006 (a)    2007      2006 (a)
                              ----      -------     ----      -------

                                          (unaudited)
                            (in thousands, except per share amounts)

 Revenue:
 Merchandise sales          $  58,264  $  29,353  $ 115,498  $  58,862
 Finance and service
   charges                     33,431     26,100     65,150     51,206
 Other                          1,025        922      2,232      2,007
                            ---------  ---------  ---------  ---------
                               92,720     56,375    182,880    112,075
                            ---------  ---------  ---------  ---------

 Cost of revenue:
 Cost of goods sold            30,898     17,017     61,064     34,533
 Credit loss provision         12,364      3,755     21,594      4,539
 Other                            104         96        212        190
                            ---------  ---------  ---------  ---------
                               43,366     20,868     82,870     39,262
                            ---------  ---------  ---------  ---------
 Net revenue                   49,354     35,507    100,010     72,813
                            ---------  ---------  ---------  ---------

 Expenses and other income:
 Store operating expenses      24,852     18,648     49,054     36,767
 Administrative expenses        7,311      5,064     14,768     10,770
 Depreciation and
   amortization                 2,805      1,895      5,257      3,600
 Interest expense                 367         --        709         --
 Interest income                  (18)      (329)       (38)      (550)
                            ---------  ---------  ---------  ---------
                               35,317     25,278     69,750     50,587
                            ---------  ---------  ---------  ---------

 Income before income taxes    14,037     10,229     30,260     22,226
 Provision for income taxes     5,152      3,734     11,096      8,109
                            ---------  ---------  ---------  ---------
 Net income                 $   8,885  $   6,495  $  19,164  $  14,117
                            =========  =========  =========  =========

 Net income per share:
 Basic                      $    0.28  $    0.20  $    0.60  $    0.44
                            =========  =========  =========  =========
 Diluted                    $    0.27  $    0.20  $    0.58  $    0.43
                            =========  =========  =========  =========

 Weighted average shares
   outstanding:
 Basic                         32,004     31,758     31,862     31,802
                            =========  =========  =========  =========
 Diluted                       33,413     33,209     33,296     33,158
                            =========  =========  =========  =========

 (a) On August 25, 2006, the Company acquired Guaranteed Auto Finance,
     Inc. and SHAC, Inc. (collectively doing business as "Auto
     Master").  Accordingly, the Condensed Consolidated Statements of
     Income for the three and six month periods ending June 30, 2006 do not include the results of Auto Master.

                 FIRST CASH FINANCIAL SERVICES, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       June 30,
                                              ------------------------
                                                   2007        2006 (a)
                                                   ----        -------
                                                     (unaudited)

                                                    (in thousands)
                                ASSETS

 Cash and cash equivalents                       $  18,779   $  28,770
 Finance and service charges receivable              5,710       4,499
 Customer receivables, net of allowances            69,361      36,065
 Inventories                                        32,168      21,439
 Prepaid expenses and other current assets           8,634       6,651
                                                 ---------   ---------
    Total current assets                           134,652      97,424

 Customer receivables with long-term maturities,
   net of allowance                                 25,563          --
 Property and equipment, net                        38,988      27,004
 Goodwill and other intangible assets, net          72,459      53,237
 Other                                               1,322       1,132
                                                 ---------   ---------
    Total assets                                 $ 272,984   $ 178,797
                                                 =========   =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current portion of notes payable                $   2,250   $      --
 Accounts payable                                    1,626         902
 Accrued liabilities                                16,269      10,725
                                                 ---------   ---------
    Total current liabilities                       20,145      11,627

 Revolving credit facility                          22,900          --
 Notes payable, net of current portion               6,063          --
 Deferred income taxes payable                       8,138       9,035
                                                 ---------   ---------
    Total liabilities                               57,246      20,662

 Stockholders' equity                              215,738     158,135
                                                 ---------   ---------
    Total liabilities and stockholders' equity   $ 272,984   $ 178,797
                                                 =========   =========

 (a) On August 25, 2006, the Company acquired Guaranteed Auto Finance,
     Inc. and SHAC, Inc. (collectively doing business as "Auto
     Master").  Accordingly, the Condensed Consolidated Balance Sheet
     as of June 30, 2006 does not include the accounts of Auto Master.

                  FIRST CASH FINANCIAL SERVICES, INC.

        REVENUE, COST OF REVENUE AND NET REVENUE BY PRODUCT LINE

 The following tables detail revenue, cost of revenue and net revenue by product line for the three months ended June 30, 2007 and June 30, 2006 (unaudited, amounts in thousands):

                                  Short-Term
                                     Loan/      Buy-Here/
                                     Check-     Pay-Here
                        Pawn        Cashing    Automotive      Total
                        -----     ----------   ----------      -----
 Three Months Ended
   June 30, 2007
 ------------------

 Revenue:
   Merchandise sales:
     Retail            $  26,419   $      --   $  23,530     $  49,949
     Wholesale             7,584          --         731         8,315
   Finance and service
     charges              13,959      17,703       1,769        33,431
   Other                      14         974          37         1,025
                       ---------   ---------   ---------     ---------
                       $  47,976   $  18,677   $  26,067     $  92,720
                       ---------   ---------   ---------     ---------

 Cost of revenue:
   Cost of goods sold:
     Retail            $  14,924   $      --   $   9,920     $  24,844
     Wholesale             5,037          --       1,017         6,054
   Credit loss
     provision                --       4,985       7,379        12,364
   Other                      --         104          --           104
                       ---------   ---------   ---------     ---------
                       $  19,961   $   5,089   $  18,316     $  43,366
                       ---------   ---------   ---------     ---------

 Net revenue           $  28,015   $  13,588   $   7,751     $  49,354
                       =========   =========   =========     =========

 Three Months Ended
   June 30, 2006
 ------------------

 Revenue:
   Merchandise sales:
     Retail            $  21,169   $      --   $      --     $  21,169
     Wholesale             8,184          --          --         8,184
   Finance and service
     charges              11,334      14,766          --        26,100
   Other                      11         911          --           922
                       ---------   ---------   ---------     ---------
                       $  40,698   $  15,677   $      --     $  56,375
                       ---------   ---------   ---------     ---------

 Cost of revenue:
   Cost of goods sold:
     Retail            $  11,542   $      --   $      --     $  11,542
     Wholesale             5,475          --          --         5,475
   Credit loss provision      --       3,755          --         3,755
   Other                      --          96          --            96
                       ---------   ---------   ---------     ---------
                       $  17,017   $   3,851   $      --     $  20,868
                       ---------   ---------   ---------     ---------

 Net revenue           $  23,681   $  11,826   $      --     $  35,507
                       =========   =========   =========     =========

                   FIRST CASH FINANCIAL SERVICES, INC.

         REVENUE, COST OF REVENUE AND NET REVENUE BY PRODUCT LINE
                               (CONTINUED)

 The following tables detail revenue, cost of revenue and net revenue by product line for the six months ended June 30, 2007 and
 June 30, 2006 (unaudited, amounts in thousands):

                                  Short-Term
                                    Loan/       Buy-Here/
                                    Check-      Pay-Here
                         Pawn       Cashing    Automotive      Total
                         ----     ----------   ----------      -----
 Six Months Ended
   June 30, 2007
 ----------------

 Revenue:
   Merchandise sales:
      Retail           $  52,613   $      --   $  45,902     $  98,515
      Wholesale           15,835          --       1,148        16,983
   Finance and service
     charges              27,345      34,662       3,143        65,150
   Other                      26       2,124          82         2,232
                       ---------   ---------   ---------     ---------
                       $  95,819   $  36,786   $  50,275     $ 182,880
                       ---------   ---------   ---------     ---------

 Cost of revenue:
   Cost of goods sold:
     Retail            $  29,592   $      --   $  19,308     $  48,900
     Wholesale            10,527          --       1,637        12,164
   Credit loss provision      --       7,516      14,078        21,594
   Other                      --         212          --           212
                       ---------   ---------   ---------     ---------
                       $  40,119   $   7,728   $  35,023     $  82,870
                       ---------   ---------   ---------     ---------

 Net revenue           $  55,700   $  29,058   $  15,252     $ 100,010

 Six Months Ended
  June 30, 2006
 ----------------

 Revenue:
   Merchandise sales:
     Retail            $  43,771   $      --   $      --     $  43,771
     Wholesale            15,091          --          --        15,091
   Finance and service
     charges              22,400      28,806          --        51,206
   Other                      23       1,984          --         2,007
                       ---------   ---------   ---------     ---------
                       $  81,285   $  30,790          --     $ 112,075
                       ---------   ---------   ---------     ---------

 Cost of revenue:
   Cost of goods sold:
     Retail            $  24,349   $      --   $      --        24,349
     Wholesale            10,184          --          --        10,184
   Credit loss provision      --       4,539          --         4,539
   Other                      --         190          --           190
                       ---------   ---------   ---------     ---------
                       $  34,533   $   4,729   $      --     $  39,262
                       ---------   ---------   ---------     ---------

 Net revenue           $  46,752   $  26,061   $      --     $  72,813
                       =========   =========   =========     =========

                    FIRST CASH FINANCIAL SERVICES, INC.

                      SELECTED ASSETS BY PRODUCT LINE

 The following table details selected assets by product line as of
 June 30, 2007 and June 30, 2006 (unaudited, amounts in thousands):

                                 Short-Term
                                    Loan/     Buy-Here/
                                    Check-    Pay-Here
                         Pawn      Cashing   Automotive    Total
                       ---------  ---------  ----------  ---------
 June 30, 2007
 -------------

 Customer receivables,
  with current and
  long-term maturities $  37,949  $   7,777  $  62,583   $ 108,309
 CSO loans held by
  independent third-
  party lender (a)            --     11,336         --      11,336
 Allowances for
  doubtful accounts           --       (791)   (13,102)    (13,893)
                       ---------  ---------  ---------   ---------
                       $  37,949  $  18,322  $  49,481   $ 105,752
                       ---------  ---------  ---------   ---------
 Inventories           $  26,272  $      --  $   5,896   $  32,168
                       =========  =========  =========   =========
  June 30, 2006
  -------------

 Customer receivables,
  with current and
  long-term maturities $  30,713  $   5,550  $      --   $  36,263
 CSO loans held by
  independent third-
  party lender (a)            --     10,305         --      10,305
 Allowances for
  doubtful accounts           --       (639)        --        (639)
                       ---------  ---------  ---------   ---------
                       $  30,713  $  15,216  $      --   $  45,929
                       ---------  ---------  ---------   ---------

 Inventories           $  21,439  $      --  $      --   $  21,439
                       =========  =========  =========   =========

 (a)   CSO loans outstanding are comprised of the principal portion of active CSO loans outstanding from an independent
       third-party lender, which are not included on the Company's balance sheet.

                   FIRST CASH FINANCIAL SERVICES, INC.

            UNAUDITED NON-GAAP FINANCIAL INFORMATION -- EBITDA

 EBITDA is commonly used by investors to assess a company's leverage capacity, liquidity and financial performance.  EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles ("GAAP"), and the items excluded from
 EBITDA are significant components in understanding and assessing the
 Company's financial performance.  Since EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.  EBITDA should not be considered as an alternative to net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in the Company's consolidated financial statements as an indicator of financial performance or liquidity.  Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.  The following table provides a reconciliation of net income to EBITDA
 (unaudited, amounts in thousands):

                                         Trailing Twelve Months Ended
                                                   June 30,
                                            -----------------------
                                               2007          2006
                                               ----          ----

 Net income                                 $  36,791     $  28,208
 Adjustments:
  Income taxes                                 20,843        15,913
  Depreciation and amortization                 9,698         6,742
  Interest expense                              1,625            --
  Interest income                                (215)         (696)
                                            ---------     ---------

 Earnings before interest, income taxes,
  depreciation and amortization             $  68,742     $  50,167
                                            =========     =========

 EBITDA margin calculated as follows:

  Total revenue                             $ 340,527     $ 226,523
  Earnings before interest, income taxes,
   depreciation and amortization               68,742        50,167
                                            ---------     ---------
  EBITDA as a percent of revenue                   20%           22%
                                            =========     =========

CONTACT:  First Cash Financial Services, Inc.
          Rick Wessel, Vice Chairman & Chief Executive Officer
          Doug Orr, Executive Vice President & Chief Financial Officer
          (817) 505-3199
          investorrelations@firstcash.com
          www.firstcash.com